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                                                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Unocal Corporation, Registration Statements on Form S-8 (Nos. 33-65576, 33-43231 and 33-43232) and Registration Statements on Form S-3 (Nos. 33-38505-01, 33-54861-01 and 33-50555) of our report, dated February 14, 1995, which appears on page 31 of this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
Los Angeles, California
March 30, 1995